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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 of our report dated October 18, 1997, except for Note 12, for which the date is October 21, 1997, on our audits of the financial statements and financial statement schedule of Spectra-Physics Lasers, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."




                                            COOPERS & LYBRAND L.L.P.


San Jose, California
October 21, 1997